Exhibit 10.25
CONFIDENTIAL TREATMENT REQUESTED
License Agreement
This License Agreement (“Agreement”) is made and entered into as of November 4, 2007, by and between Dainippon Sumitomo Pharma Co., Ltd., a corporation having its registered office at 6-8, Doshomachi 2-chome, Chuo-ku, Osaka 541-0045, Japan (“DSP”), and Alimera Sciences, Inc., a corporation having its registered office at 6120 Windward Parkway, Suite 290, Alpharetta, GA 30005, USA (“Alimera”), to confirm the mutual agreement of the parties with respect to certain patent rights as set forth below.
DSP owns the patents listed in Exhibit A attached hereto and incorporated herein by this reference (the “Patent Rights”) in the USA and other countries, jointly with a third party (the “Joint Owner”), and pursuant to the agreement between DSP and the Joint Owner, DSP is entitled to exercise and license the Patent Rights on an exclusive basis.
Alimera has been developing an ophthalmic product, as described in Exhibit B attached hereto and incorporated herein by this reference (the “Licensed Product”), for treatment of diabetic macular edema, and desires to develop and market the Licensed Product without risk of infringement action on the Patent Rights.
Alimera proposed, and DSP accepted, that DSP would grant Alimera a license and option on the Patent Rights.
DSP and Alimera hereby agree as follows:
1)	DSP hereby grants Alimera a worldwide, fully paid up, royalty free, non-exclusive and transferable license, with the right to sublicense, under the Patent Rights to research, develop, manufacture, make, have made, use, market, offer to sell, sell, import and otherwise exploit Licensed Product in the field of ophthalmology (the “Initial License”), provided that (i) Alimera shall not grant any sublicense under, nor transfer, the Initial License without giving a prior written notice to DSP, (ii) Alimera may grant a sublicense under, or transfer, the Initial License to an entity if and to the extent Alimera grants such entity the right to research, develop, manufacture, make, have made, use, market, offer to sell, sell, import or
License Agreement

CONFIDENTIAL TREATMENT REQUESTED
otherwise exploit the Licensed Product, and (iii) DSP shall have no obligation to disclose or provide any information on its technology and/or know-how on manufacturing of [*] to Alimera, other than the information already disclosed by DSP to Alimera under the Non-Disclosure Agreement dated September 13, 2006 (the “Non-Disclosure Agreement”), until the Expanded License (as defined in Paragraph 3) below) is granted by DSP to Alimera under Paragraph 3).

2)	Nothing herein shall be construed as an admission by Alimera, whether direct or indirect, immediate or remote: a) that there has been direct or contributory infringement of, or inducement to infringe, the Patent Rights, or b) that the Patent Rights are valid or enforceable.

3)	In addition, DSP hereby grants to Alimera, and Alimera hereby accepts, an option (the “Option”) to be granted a worldwide, non-exclusive and transferable license, with the right to sublicense, under the Patent Rights and DSP’s relevant know-how to research, develop, manufacture, make, have made, use, market, offer to sell, sell, import and otherwise exploit any invention covered by the Patent Rights and DSP’s relevant know-how in the field of ophthalmology (the “Expanded License”). Alimera may exercise the Option at any time during the period of this Agreement by giving a written notice to DSP, provided that both parties shall discuss in good faith the terms and conditions of the Expanded License and a separate license agreement containing agreed upon terms and conditions shall be concluded between the parties.

4)	In full consideration of DSP’s agreement set forth in Paragraph 1) above and DSP’s grant of the Option set forth in Paragraph 3) above, Alimera shall pay four hundred thousand United States Dollars (US$400,000) to DSP in two installments as set forth below. Alimera shall, within [*] days after each of (i) the execution of this Agreement and (ii) first regulatory approval for the Licensed Product in the USA by the U.S. Food and Drug Administration authorizing the marketing and sale of the Licensed Product in the USA, make a payment in the amount of two hundred thousand United States Dollars (US$200,000) to DSP. The payments shall be non-refundable and shall be made in United States Dollars by telegraphic transfer to the bank account

*	Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
License Agreement

CONFIDENTIAL TREATMENT REQUESTED
designated by DSP in writing. It is understood that the payments do not include any consideration to DSP for the Expanded License. In case Alimera fails to make any of the payments required hereunder by the due date, DSP will charge Alimera overdue interest at the lower of (i) interest accruing on any such unpaid balance at the average year-to-date rate London Inter-Bank Offering Rate (LIBOR) in effect from time to time plus [*] percent ([*]) per annum or (ii) the highest rate allowable under applicable law.

5)	Alimera and DSP agree that all amounts payable under this Agreement shall be treated as “royalties” within the meaning of Article 12 of the Convention between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the “Treaty”). Any taxes imposed on DSP and required to be paid or withheld on account of amounts payable to DSP under this Agreement, if any, shall be deducted at the rates specified by applicable law from the amount due hereunder. Alimera shall provide DSP with documentation necessary to receive benefits of a tax treaty, if any. In addition, Alimera shall provide promptly to DSP receipts from the relevant government taxing authority evidencing payment of such tax. DSP hereby represents that (a) it is a resident of Japan within the meaning of Article 4 of the Treaty, (b) it is entitled to claim benefits under the Treaty, and (c) the amounts payable under this Agreement are not attributable to a permanent establishment of DSP in the United States of America within the meaning of Article 12(3) of the Treaty. DSP will deliver to Alimera without unreasonable delay after the signing of this Agreement a duly completed and signed Internal Revenue Service Form W-8BEN (attached hereto as Exhibit C) claiming a zero percent (0%) withholding rate under Article 12 of the Treaty on the amounts payable under this Agreement.

6)	DSP warrants that a) it has the exclusive right to enter into this Agreement, including the grant of the releases, license and option herein; b) there are no liens, conveyances, mortgages, assignments, encumbrances or other agreements or obligations that would prevent or impair the full and complete privileges granted pursuant to the full terms and conditions of this

*	Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
License Agreement

CONFIDENTIAL TREATMENT REQUESTED
Agreement and c) it has not entered into, and shall not enter into, any other agreements that would interfere with the rights and immunities granted herein by DSP.

EXCEPT AS OTHERWISE PROVIDED HEREIN OR, IF APPLICABLE, IN THE SEPARATE LICENSE AGREEMENT FOR THE EXPANDED LICENSE, DSP MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO THE PATENT RIGHTS (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR THAT RESEARCH, DEVELOPMENT, MANUFACTURE, MARKETING, DISTRIBUTION, USE OR SALE OF THE LICENSED PRODUCT AND ANY OTHER PRODUCTS WILL NOT INFRINGE ANY PATENT RIGHTS, COPYRIGHT OR OTHER RIGHT OF ANY THIRD PARTY, OF ANY KIND OR NATURE WHATSOEVER.

7)	DSP shall indemnify, defend and hold Alimera and any sublicensees and transferees of Alimera (the “Indemnified Parties”) harmless from and against any and all liabilities, damages, losses and costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, which the Indemnified Parties may incur as a result of third party claims, demands, actions, suits or proceedings that arise from or relate to a breach by DSP of its representations and warranties hereunder. Alimera shall indemnify, defend and hold DSP harmless from and against any and all liabilities, damages, losses and costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, which DSP may incur as a result of third party claims, demands, actions, suits or proceedings that arise from or relate to Alimera’s research, development, manufacturing, marketing, distribution, use and/or sale of the Licensed Product, including, without limitation, any liabilities, losses or damages whatsoever with respect to death or injury to any individual or damage to any tangible property arising from the possession, use or operation of the Licensed Product by Alimera or any third party in any manner whatsoever, or with respect to any injury or damage caused by any product defect or negligence relating to the manufacture of the Licensed Product. The indemnifying party’s obligations hereunder are conditioned on a) the party seeking indemnification providing prompt written notice thereof and reasonable
License Agreement

CONFIDENTIAL TREATMENT REQUESTED
cooperation, information, and assistance in connection therewith and b) it having sole control and authority to defend, settle or compromise such claim, provided that any settlement of a claim that does not contain an unconditional release of the party seeking indemnification will require the prior written consent of such party. The indemnifying party shall not be responsible for any settlement it does not approve in writing.

8)	This Agreement takes effect on the date first set forth above and shall continue in effect on a country-by-country basis until the expiration of the last to expire patent in each country.

9)	In the event that either party materially fails to fulfill or breaches the terms and conditions hereof, the other party shall give the defaulting party a written notice to remedy such material failure or breach within [*] ([*]) days. In case such material failure or breach is not remedied by the defaulting party within [*] ([*]) days after receipt of such notice, the complaining party may terminate this Agreement at its option upon written notice to the defaulting party. For the sake of clarity, in the case of Alimera as the defaulting party, this Paragraph shall apply only to Alimera’s material failure to fulfill, or Alimera’s material breach of, (a) its obligations under Paragraph 1) (i) and (ii) of this Agreement, (b) its payment obligations under Paragraph 4) of this Agreement, and (c) its obligations under the Non-Disclosure Agreement.

10)	In the event that Alimera contests the validity of the Patent Rights by itself or through any of its affiliates or any third party, DSP may at its discretion terminate this Agreement upon written notice to Alimera. For the purpose of this Paragraph 10), “affiliate” means an entity organized under the laws of a jurisdiction that controls, is controlled by or is under common control with Alimera for so long as such control exists. For the purpose of this Paragraph 10), “control” means the decision-making authority as to such entity, through ownership of equity, membership interests or contract.

11)	In the event of termination of this Agreement by DSP pursuant to Paragraph 9) or 10) above, the payments in Paragraph 2) which have not been made at the time of the termination shall become due and payable

*	Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
License Agreement

CONFIDENTIAL TREATMENT REQUESTED
immediately upon the termination.

12)	Each party shall maintain in confidence, and shall not disclose to any third party, the existence and any terms and conditions of this Agreement (“Information”), except that each party may disclose the Information;
a)	to its existing and prospective investors,

b)	as required by a legally enforceable order or direction or other applicable law or regulation or to enforce this Agreement,

c)	to the Internal Revenue Service or foreign equivalent,

d)	to its attorneys, accountants or financial advisors,

e)	as needed in any filings required by the United States Securities and Exchange Commission, other governmental authority or securities exchange,

f)	to the extent the existence or any terms and conditions of this Agreement become publicly known without breach of this Agreement or

g)	as approved in writing by the other party (such approval not to be unreasonably withheld);
provided that the Information may be disclosed, i) to those who have such obligations of confidentiality substantially similar to those provided for herein in the event of a) and d) above, and ii) subject to a reasonable prior written notice to the other party in the event of b), c) and e) above.

In addition, Alimera may disclose the Information to a prospective sublicensee, development and/or commercialization partner or acquirer, and DSP may disclose the Information to the Joint Owner and the company acting for and on behalf of the Joint Owner, provided that in each case, the Information may be disclosed to those who have such obligations of confidentiality substantially similar to those as provided for herein.

13)	This Agreement may not be amended, changed or modified, or a provision thereof waived, except in a writing duly executed by both parties. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement otherwise remains in full force and effect and enforceable.

14)	There are no representations, warranties, agreements or understandings
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between the parties with respect to the subject matter of this Agreement other than as specifically set forth in this Agreement. This Agreement states the entire agreement between the parties with respect to the subject matter hereof, and, except for the Non-Disclosure Agreement, supersedes all previous and contemporaneous agreements and understandings, if any, whether written or oral, between the parties with respect to the subject matter of this Agreement.

15)	The validity, construction, and performance of this Agreement shall be governed by laws of the State of New York, United States of America, without regard for the choice of law principles. Any difference or dispute between the parties arising out of or relating to this Agreement or any breach thereof shall be finally settled by arbitration held in the English language in New York City, the State of New York, United States of America in accordance with the Rules of Arbitration of the International Chamber of Commerce. The award of the arbitration shall be final and binding upon the parties hereto. Judgment upon such award may be entered in any court having jurisdiction thereof. This provision shall not preclude either party from seeking injunction or other equitable relief from a court of competent jurisdiction.

16)	This Agreement may be executed in one or more counterparts, each of which is an original, but taken together constituting one and the same instrument. Execution of a facsimile copy shall have the same force and effect as execution of an original, and a facsimile signature shall be deemed an original and valid signature.
License Agreement

CONFIDENTIAL TREATMENT REQUESTED
IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives, as of the date first set forth above.

Dainippon Sumitomo Pharma Co., Ltd.		Alimera Sciences, Inc.

By:	/s/ Kenjiro Miyatake Kenjiro Miyatake	By:	/s/ Richard S. Eiswirth, Jr. Richard S. Eiswirth, Jr.
	President		CFO

Date November 1, 2007		Date November 4, 2007
License Agreement

CONFIDENTIAL TREATMENT REQUESTED
EXHIBIT A
Patent Rights

Patent No.	Country	Registration Date

[*]

*	Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
License Agreement

CONFIDENTIAL TREATMENT REQUESTED
EXHIBIT B
Description of the Licensed Product
The Licensed Product is an injectable polymer tube implantable into an eye of a patient containing a mixture of a polymer and fluocinolone acetonide, derivative or pharmaceutically acceptable salt thereof, with a polyvinyl alcohol or other polymer coating or layer at each end of the tube. Alimera currently uses the name “Medidur” in connection with Licensed Product. Alimera may use a different name in connection with the commercial marketing and sale of Licensed Product.
License Agreement

CONFIDENTIAL TREATMENT REQUESTED
EXHIBIT C
Internal Revenue Service Form W-8BEN
License Agreement